As filed with the Securities and Exchange Commission on December 15, 1997
                                                      Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                              --------------------

                             REGISTRATION STATEMENT
                                   ON FORM S-3
                                      Under
                           THE SECURITIES ACT OF 1933

                              --------------------

                        PHILADELPHIA SUBURBAN CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Pennsylvania                                    23-1702594
  -------------------------------                       -------------------
  (State or other jurisdiction of                        (I.R.S. Employer
   incorporation or organization)                       Identification No.)

                              762 Lancaster Avenue
                               Bryn Mawr, PA 19010
                                 (215) 527-8000
    ------------------------------------------------------------------------
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              --------------------

                                  ROY H. STAHL
                        Philadelphia Suburban Corporation
                    Senior Vice President and General Counsel
                              762 Lancaster Avenue
                               Bryn Mawr, PA 19010
                                 (610) 527-8000
            ---------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                              --------------------

                                   Copies to:
                               N. JEFFREY KLAUDER
                           Morgan, Lewis & Bockius LLP
                              2000 One Logan Square
                           Philadelphia, PA 19103-6993
                                 (215) 963-5000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective. If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |X|

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |_|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

Pursuant to Rule 416 under the Securities Act, this Registration Statement, as amended, covers shares of Common Stock, par value $.50 per share, of the Registrant as a result of the three-for-two stock split effective on July 10, 1996.

                         CALCULATION OF REGISTRATION FEE
==========================================================================================================================
  Title of securities      Amount to be        Proposed maximum               Proposed maximum               Amount of
   to be registered         registered      offering price per share*      aggregate offering price*      registration fee
--------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$.50 per share (1)           400,000               $25.41                        $12,705,000                  $3,747.98
==========================================================================================================================

(1)  Includes associated purchase rights

(*) Estimated pursuant to paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the registration fee, based upon the average of the reported high and low sales prices of shares of Common Stock on December 9, 1997, as reported on the New York Stock Exchange.

                              --------------------

     Pursuant to Rule 429, the Prospectus which forms a part of this Registration Statement shall also relate to shares of Common Stock registered for issuance and sale pursuant to the Company's earlier Registration Statements on Form S-3 (File No. 33-54292), Form S-3 (File No. 33-54941) and Form S-3 (File No. 33-64281).

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                                TABLE OF CONTENTS


                                                                           Page
                                                                           ----
Plan Overview................................................................3
A Summary of Important Plan Features.........................................3
Administration...............................................................4
Participation................................................................5
Enrollment...................................................................5
Dividend Reinvestment........................................................6
Electronic Deposit of Cash Dividends.........................................7
Optional Cash Investments....................................................7
Purchase and Source of Shares................................................8
Price of Shares..............................................................8
Sale of Shares...............................................................9
Individual Retirement Accounts...............................................9
Safekeeping of Certificates and Book Entry..................................10
Tracking Your Investment....................................................10
Obtaining a Stock Certificate...............................................11
Gifts and Transfers.........................................................11
Dividend Payment and Record Dates...........................................12
Termination of Participation................................................12
Taxes.......................................................................12
Voting......................................................................13
Holding of Stock Splits and Other Distributions.............................13
Changes to the Plan.........................................................13
Responsibilities of PSC and the Administrator...............................14
Use of Proceeds.............................................................14
Independent Accountants and Counsel.........................................14
Where You can Find More Information.........................................15

PROSPECTUS


                        PHILADELPHIA SUBURBAN CORPORATION

                        DIVIDEND REINVESTMENT AND DIRECT
                               STOCK PURCHASE PLAN


This is the dividend reinvestment and direct stock purchase plan of Philadelphia Suburban Corporation. This plan provides for a convenient and economical way to acquire shares of our Common Stock.


o You do not need to be one of our existing shareholders to participate in the Plan.

o    This Plan gives you a convenient, systematic way to purchase our Common
     Stock.

o You can increase your ownership by reinvesting dividends at a 5% discount and by making optional cash investments with fees paid by the Company.

o    You can own and transfer shares without holding certificates.

o Plan for your future by purchasing your shares through an IRA with fees paid by the Company.


The Securities and Exchange Commission has not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is ____________1998.

Plan Overview

This is the Philadelphia Suburban Corporation Dividend Reinvestment and Direct Stock Purchase Plan (the "Plan"). This Plan provides you with a convenient and economical way to purchase shares of the Company's Common Stock and to reinvest your cash dividends in additional shares. The Plan has various features and you can select those features that meet your investment needs.

The Plan is designed for long-term investors who wish to invest and build their share ownership over time. Unlike an individual stock brokerage account, the timing of purchases and sales is subject to the provisions of the Plan.

If you participated in the Company's prior Customer Stock Purchase Plan or Dividend Reinvestment and Optional Stock Purchase Plan, you are automatically enrolled in the Plan unless you give notice to the contrary. You can withdraw from the Plan at any time and receive either a stock certificate and/or cash for the balance of your account.

Please read this prospectus carefully. If you would like to participate in the Plan, complete the enclosed Enrollment Form and mail it to Chase Manhattan Bank (the "Administrator") in the postage-paid envelope provided for your convenience.


A Summary of Important Plan Features

o Anyone Can Participate. You may participate in the Plan if you own PSC common stock that is registered in your name. You may also participate by making an initial minimum investment of $500.

o Automatic Dividend Reinvestment. You can reinvest all or a portion of the cash dividends received on your first 30,000 shares toward the purchase of additional shares of our Common Stock, without paying trading fees or commissions. For purposes of this Plan, the term "full dividend reinvestment" means the reinvestment of dividends on all shares held by you under the Plan up to a maximum of 30,000 shares.

o Electronic Deposit of Cash Dividends. You can authorize the Administrator to deposit your cash dividends directly into your bank account.

o Optional Cash Purchases. As a shareholder, you can buy additional shares of our Common Stock at any time, without paying trading fees or commissions, for as little as $50.00. The maximum Optional Cash Purchase you may make in any calendar year is $30,000. You can pay by check or have your payment automatically withdrawn from your bank account.

o IRA's. You may establish an IRA which invests in Common Stock through the Plan. The annual maintenance fee will be paid by the Company. IRA contributions and rollovers do not count against a participant's $30,000 annual investment limitation.

o Full Investment. Full investment of your funds is possible because you will be credited with both whole shares and fractional shares. Dividends will be paid not only on whole shares but also proportionately on fractional shares.

o Safekeeping of Certificates. Shares purchased through the Plan will be held by the Administrator for safekeeping. You may also deposit your PSC stock certificates for safekeeping, at no charge.

o Transaction Reporting: You will receive a statement following each transaction showing the details and your share balance in your Plan account.


Administration

The Chase Manhattan Bank will administer the Plan and act as Agent for the participants. The Chase Manhattan Bank has designated its affiliates, ChaseMellon Shareholder Services, L.L.C. and Chase Securities, Inc., and other agents to perform certain services for the Plan. These companies will purchase and hold shares of common stock for Plan participants, keep records, send statements and perform other duties required by the Plan.

For information about the Plan, you can contact the Administrator by calling toll-free:

      ChaseMellon Shareholder Services:                800-205-8314
      Outside the United States call collect:          212-946-7435
      Website address:                                 www.chasemellon.com

Send correspondence and all requests except Optional Cash Purchases to:

     ChaseMellon Shareholder Services
     P.O. Box 3338
     South Hackensack, NJ 07606-1938

     Please include your daytime telephone number.

Send Optional Cash Purchases to:

     ChaseMellon Shareholder Services
     Optional Cash Purchases
     P.O. Box 382009
     Pittsburgh, PA  15250-8009

     Make check or money order payable to The Chase Manhattan Bank in U.S. dollars. Please use the transaction stub at the bottom of your statement.

Participation

o If you have one share of our Common Stock registered in your name, you are eligible to participate in the Plan.

o New investors who would like to become participants in the Plan may join by making a minimum Optional Cash Purchase of $500.


Enrollment

o If you already own our Common Stock and the shares are registered in your name, fill out the Enrollment Form and return it to the Administrator.

o Even if you own shares of our Common Stock but they are held in the name of a bank or broker (that is, in "street name"), there is an easy way to become a Plan participant. Simply ask to have some or all of your shares registered in your name. At least one share needs to be transferred into your name before you become eligible to participate.

o If you do not own our Common Stock, or if you wish to establish a separate account, fill out the Enrollment Form and return it to the Administrator. Enclose a check or money order, in U.S. dollars, for at least $500.

If you have participated in our Customer Stock Purchase Plan or Dividend Reinvestment and Optional Stock Purchase Plan you will continue to be enrolled in the Plan. You do not need to send in an enrollment form or take any other action unless you want to make a change in you selections under the Plan, or to terminate your participation.

Dividend Reinvestment

You may choose to reinvest all or a portion of the dividends paid on your first 30,000 shares of our Common Stock. Your dividends will be used to buy additional shares of our Common Stock at a 5% discount from the prevailing market price (see "Price of Shares" on page 10).

o Full Dividend Reinvestment. Your cash dividends received on shares you own up to 30,000 shares will be used to buy additional shares for you.

o Partial Dividend Reinvestment. If you do not want full dividend reinvestment, select a lower number of shares on which you want your dividends to be reinvested.

If you do not indicate which reinvestment option you want on the enrollment form, you will be automatically enrolled in full dividend reinvestment.

The Administrator must receive your instructions at least two weeks prior to the dividend record date in order to ensure that your next dividend will be reinvested.

The 30,000 share reinvestment limitation does not apply to the Company's pension plan or any of its other employee benefit plans.

Electronic Deposit of Cash Dividends

If you are receiving all or a portion of your dividends in cash, you may have them electronically deposited into your bank account by completing the appropriate sections of the Enrollment Form or by mailing a voided check or deposit slip to the Administrator. This feature may be changed or discontinued at any time by notifying the Administrator. If you change your bank account and fail to notify the Administrator of the change, you will be charged a $25.00 service fee by the Administrator.


Optional Cash Purchases

Existing shareholders may buy additional shares of our Common Stock at any time by investing at least $50. Your total Option Cash Purchase may not exceed $30,000 in a calendar year. Interest will not be paid on amounts held pending investment.

o By check or money order. Mail your check or money order and the transaction stub from the bottom of your account statement to the address on the statement. Do not send cash. A $25 fee will be charged against your account by the Administrator for a check that is returned for insufficient funds.

o By automatic withdrawal from your bank account. Funds will be deducted from your bank account on the first business day of each month. If this date falls on a bank holiday, funds will be deducted on the next business day. You must notify the Administrator in writing to change or terminate automatic withdrawal. A fee of $25 will be charged against your account by the Administrator for an automatic withdrawal which is not completed due to insufficient funds.

Purchase and Source of Shares

Shares purchased with initial, optional or IRA investments will be purchased by the Administrator in the open market. The Company will pay all trading fees incurred for the purchase of shares. The Administrator will invest your funds as promptly as practicable, at least once each week. In the unlikely event that, due to unusual market conditions, the Administrator is unable to purchase shares of our Common Stock within 35 days, the funds will be returned to you by check. No interest will be paid on funds held by the Administrator pending investment.

Shares purchased with reinvested dividends will be new or treasury shares purchased directly from the Company. However, we may also have the Administrator purchase these shares in the open market. If this occurs, we will pay the trading fees incurred.

Please note that you will not be able to instruct the Agent to purchase shares at a specific time or at a specific price.


Price of Shares

Open market purchases for initial, optional and IRA investments will be 100% of the average per share price of shares purchased by the Administrator to satisfy Plan requirements. If the Administrator purchases shares to meet the dividend reinvestment requirement in the open market, your price per share will be 95% of the average price of shares purchased. We will pay all trading fees in connection with open market purchases.

For original issue or treasury shares purchased from us to meet the dividend reinvestment requirement under the Plan, your price per share will be 95% of the average of the daily high and low trading prices quoted on the NYSE-Composite Transactions listing for the five trading days preceding the dividend payment date.

Sale of Shares

You can sell some or all of the shares held in your Plan account, or any other eligible book entry shares, by calling the Administrator at 1-800-205-8314 or by mailing the form attached to your Plan statement. The Company is not responsible for trading fees incurred in the sale of shares.

The Administrator will sell shares in a timely manner upon receipt of your instructions. The sale price will be the average price per share received by the Administrator for all sales made that week for Plan participants. You will receive the proceeds of the sale, minus a transaction fee per sale and the brokerage commission on the shares sold (see enclosed Schedule of Plan Service
Fees).

Please note that the Administrator is not able to accept instructions to sell on a specific day or at a specific price. If you prefer to have complete control over the exact timing and sales prices, you can withdraw the shares and sell them through a broker of your own choosing.

Please note that if your total holdings fall below one share, the Administrator will liquidate the fractional share, remit the proceeds to you, less any applicable fees, and close your Plan account.


Individual Retirement Accounts ("IRA")

You may establish an IRA of our Common Stock by returning completed IRA Enrollment Forms together with your contribution to the IRA Trustee. If you are already a shareholder, you may open an IRA with as little as $50. If you are not a shareholder, the minimum contribution to open an IRA is $500.

You may also open an IRA to receive a cash rollover or a transfer of PSC shares from another IRA or qualified retirement plan. The IRA Trustee will invest the cash rollovers into shares of our Common Stock.

IRA contributions and rollovers will not count against the $30,000 maximum investment limit under the Plan.

Annual maintenance fees charged by the IRA Trustee will be paid by PSC.

If you are interested in opening an IRA or a Roth IRA, you may obtain IRA forms and a disclosure statement from Dreyfus Investment Services Corporation, which will administer the IRA. For information, call Dreyfus at its toll-free number, 1-800-243-7549.


Safekeeping of Certificates and Book Entry

For your convenience, shares purchased under the Plan will be maintained by the Administrator in your name in book-entry form. You may, however, request a stock certificate from the Administrator at any time, free of charge.

If you are holding certificates for PSC stock, you may use the Plan's "safekeeping" service to deposit those stock certificates at no cost. Safekeeping protects your shares against loss, theft or accidental destruction and provides a convenient way for you to keep track of your shares. Only shares held in safekeeping may be sold through the Plan.

To use the safekeeping service, send your certificates to the Administrator by registered mail with written instructions to deposit them in safekeeping.


Tracking Your Investment

The Administrator will send a statement confirming the details of each transaction you make. If you continue to be enrolled in the Plan, but have no transactions, the Plan Administrator will mail you an annual statement reflecting your holdings.

You should notify the Administrator promptly of any change in address since all notices, statements and reports will be mailed to your address of record.

Please retain your statements to establish the cost basis of shares purchased under the Plan for income tax and other purposes. A $20 flat fee per year requested will be charged for all prior year duplicate statement requests.

Obtaining a Stock Certificate

To obtain a stock certificate for all or a portion of your full shares, call the Administrator at 1-800-205-8314 and the certificate will be issued at no cost to you. If your request involves a fractional share, a check (less any fees) for the value of the fractional share will be mailed to you.

If you want the certificate issued in a name other than your Plan account registration, the Administrator may require you to have your signature guaranteed by a financial institution in the Medallion Guarantee program.


Gifts or Transfer of Shares

You may transfer or give gifts of Common Stock to anyone you choose by:

o making an initial $500 cash investment to establish a new account in the recipient's name; or

o making an Optional Cash Purchase on behalf of an existing shareholder in the Plan in an amount not less than $50 nor more than $30,000 in one calendar year; or

o    transferring shares from your account to the recipient.

If you need additional assistance, please call the Administrator at 1-800-205-8314.


Dividend Payment and Record Dates

Normal dividend payment dates are the first day of March, June, September and December. The record date usually precedes the dividend payment date by 10 business days.

In order to be the owner of record and eligible to receive the quarterly dividend, your shares must have been purchased and the transaction settled three trading days prior to the record date (the x-dividend date).


Termination of Participation

If you wish to stop reinvesting your dividends, or to stop automatic monthly investments, call the Administrator at 1-800-205-8314 or use the form attached to your plan statement. The Administrator must receive your request at least five business days before the dividend record date or it will not be processed until after the dividend is reinvested.


Taxes

All dividends paid to you -- whether or not they are reinvested -- are considered taxable income to you in the year they are paid. The total amount will be reported to you, and to the Internal Revenue Service, shortly after the close of each year. This statement will also report as taxable income to you the trading fees paid by us on your behalf for purchases of shares in the open market. If you are reinvesting your dividends, the value of the 5% discount from the purchase price of the shares will also be reported as taxable income.

All shares of stock that are sold through the Administrator will also be reported to the IRS as required by law. Any profit or loss you incur should be reflected when you file your income tax returns.

Be sure to keep your statements of account for income tax purposes. If you have questions about the tax basis of any transactions, please consult your own tax advisor.

Voting

For any shareowner meeting you will receive a proxy that will cover all of our Common Stock that you hold, both in the Plan and in the form of stock certificates in the same name. The proxy allows you to indicate how you want your shares to be voted. We will vote your shares only as you indicate.


Handling of Stock Splits and Other
Distributions

If we declare a stock split or stock dividend, we will credit your account with the appropriate number of shares on the payment date.

If we decide to distribute shares in book-entry form (rather than certificates), these shares will be added to your account under this Plan. The Administrator will serve as custodian of your shares. You will be entitled to all the rights and privileges outlined in this prospectus.

In the event of a stock subscription or other offering of rights to shareholders, your rights will be based on your total registered holdings (the shares held in the Plan plus any shares held by you in the same name). A single set of materials will be distributed that will allow you to exercise your total rights.


Changes to the Plan


We may add to or modify the Plan at any time, or suspend or terminate the Plan. We will send you written notice of any significant changes, suspensions or termination.

Responsibilities of PSC
and the Administrator

Neither PSC nor the Administrator, Chase Manhattan Bank, will be liable for any act, or for any failure to act, as long as they have made good faith efforts to carry out the terms of the Plan, as described in this Prospectus. Neither PSC nor the Administrator can assure you a profit or protect you against a loss on the shares you purchase under the Plan.


Use of Proceeds

The proceeds from the sale by us of newly-issued or treasury shares offered will be used for general corporate purposes. All other shares of Common Stock acquired under the Plan will be purchased in the open market, not from us, and we will not receive any proceeds from such purchases.


Independent Accountants and Counsel

The consolidated financial statements of Philadelphia Suburban Corporation and its subsidiaries incorporated by reference or included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, have been audited by KPMG Peat Marwick LLP, independent certified accountants, as set forth in their reports thereon incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

Morgan, Lewis & Bockius LLP, our outside counsel, has given its opinion regarding the validity of the our Common Stock covered by this prospectus.

Where You Can Find More Information

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington D.C. and at its regional offices in New York and Chicago. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov.).

This prospectus is part of a Registration Statement on Form S-3 that we filed with the SEC to register the stock offered under the Plan. As allowed by SEC rules, this Prospectus does not contain all information you can find in the Registration Statement or the exhibits to the Registration Statement. The SEC allows us to "incorporate by reference" information into this Prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until our offering is completed.

o    Annual Reports on Form 10-K for the year ended December 31, 1996.

o Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997.

o Current Reports on Form 8-K filed on August 7, 1997 and December 3, 1997 and Form S-8 filed on May 7, 1997.

You may request a copy of any documents that we incorporate by reference at no cost by telephoning 1-610-525-8000 or writing us at the following address:

     Philadelphia Suburban Corporation
     Shareholder Services
     762 W. Lancaster Avenue
     Bryn Mawr, PA  19010

You should rely only on the information contained or incorporated by reference in this Prospectus. We have authorized no one to provide you with difference information. You should not assume that the information in the Prospectus is accurate as of any date other than the date of this prospectus (_______________ __, 1998).

                                  SCHEDULE OF

                               PLAN SERVICE FEES


Enrollment Fee for New Investors ....................................No Charge
Purchase of Shares ..................................................No Charge*
Sale of Shares (partial or full)
   Transaction Fee .....................................$15.00 per transaction
   Trading Fee ................................................$0.12 per share
Reinvestment of Dividends ...........................................No Charge
Optional Cash Purchases via check or Automatic Investment ...........No Charge
IRA Annual Maintenance Fee ..........................................No Charge
Gift or Transfer of Shares ..........................................No Charge
Certificate Issuance ................................................No Charge
Safekeeping .........................................................No Charge
Returned Checks or rejected Automatic Investment requests ........$25 per item
Duplicate Statements
   Current year .....................................................No Charge
   Prior year(s) ........................................$20 flat fee per year

* Trading fees incurred by the Plan for the purchase of shares will be paid by the Company and will be reported to you as taxable income.

The Administrator will deduct the applicable fees from the proceeds from a sale of shares held in your account.

Enrollment Form for:
Philadelphia Suburban Corporation
Dividend Reinvestment and Direct Stock Purchase Plan
---------------------------------------------------
This form when completed and signed, should be mailed in the envelope provided to:
Chase Manhattan Bank, N.A.            Are you a current registered shareholder?

                                      YES _______      NO _______

1. Account Registration: Complete either Section A, B, C, or D.
   Print clearly in CAPITAL LETTERS.

   A. INDIVIDUAL OR JOINT ACCOUNT (Enter only the Social Security number for the name under which Dividends should be reported.)

   Owner's Name:

   ____________________________________________________________________________

   Owner's Social Security Number:          Owner's date of birth
   (used for tax reporting)

   _______________________________          _________/______/_________

   Joint Owner's name:

   ____________________________________________________________________________

   Joint Owner's Social Security number     The account will be registered as
   (used for tax reporting):                "Joint Tenants with Rights of
                                            Survivorship" and not as tenants in
   ____________________________________     common unless you check a box below:

                                            ______ Tenants in common

                                            ______ Tenants by entirety

                                            ______ Community property

-------------------------------------------------------------------------------

   B. CUSTODIAN ACCOUNT/GIFT TO A MINOR (An Enrollment Form is required for each minor. Only one custodian per account is allowed.)

   Custodian's name:

   ____________________________________________________________________________

   Minor's name:

   ____________________________________________________________________________

   Minor's Social Security number           Minor's date of birth:
   (required)                               Month    Day     Year

   ____________________________________     ______/_______/________

                                            Custodian's state:

                                            ________________________

-------------------------------------------------------------------------------

   C. TRUST (Please check only one of the trustee types:

      ______ Person as trustee      ______ Organization as trustee

   Trustee: Individual or organization name

   ____________________________________________________________________________

   Co-trustee's name, if applicable:

   ____________________________________________________________________________

   Name of trust:

   ____________________________________________________________________________

   For the benefit of:

   ____________________________________________________________________________

   Trust taxpayer identification number     Date of trust:
   (required)                               Month    Day     Year

   ______ - ___________________________     ______/_______/________

-------------------------------------------------------------------------------

   D. ORGANIZATION OR BUSINESS ENTITY:

      Check one: ______ Corporation    ______ Partnership      ______ Other

   Name of entity:

   ____________________________________________________________________________


   Trust taxpayer identification number
   (required)

   ______ - ___________________________


2. Address

   Mailing address (including apartment or box number):

   ____________________________________________________________________________

   ____________________________________________________________________________

   City:                                   State:            Zip:

   ______________________________________  ________________  ___________-______

   Home phone:                             Work phone:

   (______) ______-__________              (______) ______-__________

   For mailing address outside the U.S.:

   Country of residence:                Province:       Routing or postal code:

   ___________________________________  ______________  _______________________

3. Initial/Optional Cash Investment
   (Make checks payable to Chase Manhattan Bank, N.A.):

   ______ As a NEW investor I wish to       ______ As a CURRENT registered
   enroll in the Plan by making an          shareholder I wish to make an
   initial investment. Enclosed is my       Optional Cash Investment. Enclosed
   check or money order for $________.      is my check or money order for
   (Initial Cash Investments must be        $______. (Minimum $50 with the
   at least $500, but cannot exceed         maximum not to exceed $30,000
   $30,000).                                per year.)

   Please allow 2 weeks to receive your account statement. Your cancelled check serves as your acknowledgement.

   NEW INVESTORS MUST COMPLETE SECTIONS 1, 2 & 7.

4. Dividend Reinvestment

   You may choose to reinvest all or part of the dividends paid on PSC Common Stock, up to 30,000 shares. If no box is selected, The Chase Manhattan Bank will automatically reinvest the dividends paid, up to the 30,000 share limitation.

   _____ Full dividend reinvestment -- reinvest the dividends on ALL shares up to the 30,000 share limitation.

   ______ Partial Dividend Reinvestment -- pay cash dividend on ______ full shares and reinvest the balance.

   ______ If this is a gift/transfer per page 13 of the prospectus, please check this box and the account will be automatically enrolled in dividend reinvestment.

5. Safekeeping

   Common Stock certificates deposited for safekeeping in your account must be in the same registration as your Plan account. Unless otherwise indicated in
   Section 4, dividends on all shares deposited for safekeeping will be paid in cash.

   ______ Please accept the enclosed certificate(s) for deposit to my account:

          certificate number                   number of shares

          ________________________________     ________________________________

          ________________________________     ________________________________

          ________________________________     ________________________________

          ________________________________     ________________________________

6. Electronic Dividend Deposits/Automatic Investments

   A. AUTHORIZATION AGREEMENT (Please verify that your financial institution participates in these programs.)

      ______ Deposit of Cash Dividends Electronically. I hereby authorize to have my dividends deposited automatically in my checking or savings account. If this option is not selected, your dividend check will be automatically mailed to your address of record.

      ______ Automatic Optional Cash Investment. I hereby choose to make additional investments in PSC Common Stock by authorizing automatic monthly deductions from my checking or savings account. Upon receipt of a properly completed form, the Administrator will deduct the amount indicated below from your account. These deductions and automatic investments will continue monthly until you notify Chase Manhattan Bank to change or discontinue them. Should your account contain insufficient funds to cover the authorized deduction, no deduction or investment will occur. In such event, you may be charged a fee by your financial institution for insufficient funds.

      I hereby authorize The Chase Manhattan Bank and the Financial Institution indicated below to deduct from my account $____.00 per month ($50 minimum) and apply amounts so deducted toward the purchase of PSC Common Stock under the account designated. (Note: Deductions will occur on or about the 1st of each month.)

   B. Account Information

      This information will be used for: ______ Direct Deposit of Dividends

                                         ______ Automatic Investments

   Please check:              TAPE YOUR VOID CHECK OR DEPOSIT SLIP HERE
                                        (PLEASE DO NOT STAPLE)

   ______ Checking account

   ______ Savings account     Financial institution routing information

                              For deposits or withdrawals to your checking account, please tape a voided check so the Administrator may obtain account information.

                              For deposits or withdrawals to a savings account, please tape a reprinted deposit slip.

   If neither a voided check or reprinted deposit slip is available, please complete the boxes below.

   Financial institution                    Financial institution
   routing number:                          account number:

   ___________________________________      ___________________________________

7. Account Authorization Signature/Substitute Form W-9, W-8 (required)

   ______ REQUEST FOR TAXPAYER IDENTIFICATION NUMBER (Substitute Form W-9)

          I am a U.S. citizen or a resident alien. I certify, under penalties of perjury, that the Taxpayer Identification or Social Security number in
          Section 1 is correct (or I am waiting for a number to be issued to me). Cross out the following if not true. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service that I am subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

   ______ CERTIFICATE OF FOREIGN STATUS (Substitute Form W-8)

          I am an exempt foreign citizen. ( certify, under penalties of perjury, that for dividends, I am not a U.S. citizen or resident alien (or I am filing for a foreign corporation, partnership, estate or trust) and I am an exempt foreign person. I have entered in Section 2 of this enrollment form the country where I reside permanently for income tax purposes.

   ______ FOR ORGANIZATIONS AND BUSINESS ENTITIES EXEMPT FROM BACKUP
          WITHHOLDING

          I qualify for exemption and my account will not be subject to tax reporting and backup withholding.

          THE SIGNATURE(S) BELOW INDICATE THAT I/WE HAVE READ THE PHILADELPHIA SUBURBAN CORPORATION DIVIDEND REINVESTMENT AND DIRECT STOCK PURCHASE PLAN'S PROSPECTUS AND AGREE TO THE TERMS.

          Signature of account owner(s):                         Date:

          ___________________________________________________    ______________

          If you need assistance, please call 1-800-205-8314.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14. Other Expenses of Issuance and Distribution

     The following table shows the estimated expenses of the issuance and distribution of the securities offered hereby:


Securities and Exchange Commission Registration Fee.................   $ 3,748
Printing and Engraving..............................................    15,000
Accounting Services.................................................     4,000
Legal Services......................................................     5,000
NYSE Listing Fees...................................................     1,500
PHSE Listing Fees...................................................     1,200
Transfer Agent Fees.................................................    60,000
Miscellaneous.......................................................     2,500
                                                                       -------
         Total......................................................   $92,948

Item 15. Indemnification of Directors and Officers

     Sections 1741 and 1742 of the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL"), provide that a business corporation may indemnify directors and officers against liabilities they may incur as such provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In general, the power to indemnify under these sections does not exist in the case of actions against a director or officer by or in the right of the corporation if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses. The corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions.

     Section 1713 of the BCL permits the shareholders to adopt a bylaw provision relieving a director (but not an officer) of personal liability for monetary damages except where (i) the director has breached the applicable standard of care, and (ii) such conduct constitutes self-dealing, willful misconduct or recklessness. The statute provides that a director may not be relieved of liability for the payment of taxes pursuant to any federal, state or local law or responsibility under a criminal statute. Section 4.01 of the Company's Bylaws limits the liability of any director of the Company to the fullest extent permitted by Section 1713 of the BCL.

     Section 1746 of the BCL grants a corporation broad authority to indemnify its directors, officers and other agents for liabilities and expenses incurred in such capacity, except in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Article VII of the Company's Bylaws provides indemnification of directors, officers and other agents of the Company to the extent not otherwise permitted by Section 1741 of the BCL and pursuant to the authority of Section 1746 of the BCL.

     Article VII of the Bylaws provides, except as expressly prohibited by law, an unconditional right to indemnification for expenses and any liability paid or incurred by any director or officer of the Company, or any other person designated by the Board of Directors as an indemnified representative, in connection with any actual or threatened claim, action, suit or proceeding (including derivative suits) in which he or she may be involved by reason of being or having been a director, officer, employee or agent of the Company or, at the request of the Company, of another corporation, partnership, joint venture, trust, employee benefit plan or other entity. The Bylaws specifically authorize indemnification against both judgments and amounts paid in settlement of derivative suits, unlike Section 1742 of the BCL which authorized indemnification only of expenses incurred in defending a derivative action.
Article VII of the Bylaws also allows indemnification for punitive damages and liabilities incurred under the federal securities laws.

     Unlike the provisions of BCL Sections 1741 and 1742, Article VII does not require the Company to determine the availability of indemnification by the procedures or the standard of conduct specified in Sections 1741 and 1742 of the BCL. A person who has incurred an indemnifiable expense or liability has a right to be indemnified independent of any procedures or determinations that would otherwise be required, and that right is enforceable against the Company as long as indemnification is not prohibited by law. To the extent indemnification is permitted only for a portion of a liability, the Bylaw provisions require the Company to indemnify such portion. If the indemnification provided for in
Article VII is unavailable for any reason in respect of any liability or portion thereof, the Bylaws require the Company to make a contribution toward the liability. Indemnification rights under the Bylaws do not depend upon the approval of any future Board of Directors.

     Section 7.04 of the Company's Bylaws also authorizes the Company to further effect or secure its indemnification obligations by entering into indemnification agreements, maintaining insurance, creating a trust fund, granting a security interest in its assets or property, establishing a letter of credit, or using any other means that may be available from time to time.

     The Company maintains, on behalf of its directors and officers, insurance protection against certain liabilities arising out of the discharge of their duties, as well as insurance covering the Company for indemnification payments made to its directors and officers for certain liabilities. The premiums for such insurance are paid by the Company.

Item 16. Exhibits, Financial Statement Schedules and Index to such Exhibits and Schedules

     The exhibits filed as part of this registration statement are as follows:

Exhibit
Number                               Description
-------                              -----------
 3.1              Amended and Restated Articles of Incorporation (1)
 3.2              Bylaws of Registrant (2)
 3.3 Amendment to Amended and Restated Articles of Incorporation, to increase the number of authorized shares (3)
 3.4 Amendment to Amended and Restated Articles of Incorporation, designating Series B Preferred Stock (4)
 4.3              Rights Agreement (5)
 5.1 Opinion of Morgan, Lewis & Bockius LLP regarding legality of securities when issued.*
23.1 Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed as Exhibit 5.1 hereto).
23.2              Consent of KPMG Peat Marwick LLP.*
24.1              Powers of Attorney (included on the signature page).

---------------
         *        Filed herewith.
         (1) Incorporated by reference from the Registrant's Annual Report on Form 10-K for the year ended December 31, 1992, (Exhibit No. 3.1).
         (2)      Incorporated by reference from Annual Report on Form 10-K for the Year Ended December 31, 1992, (Exhibit No. 3.2).
         (3)      Incorporated by reference from the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996,
                  (Exhibit No. 3.3).
         (4) Incorporated by reference from the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996, (Exhibit No. 3.4).
         (5) Incorporated by reference from Current Report on Form 8-K, dated February 26, 1988 (Exhibit No. 1).

Item 17. Undertakings


     (1) The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that the undertakings set forth in paragraphs 1(i) and 1(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relative to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

     (4) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bryn Mawr, Commonwealth of Pennsylvania, on this 15th day of December, 1997.

                                           PHILADELPHIA SUBURBAN CORPORATION


                                           By: /s/ Nicholas DeBenedictis
                                               --------------------------------
                                           Nicholas DeBenedictis
                                           Chairman and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     Each person in so signing also makes, constitutes and appoints Nicholas DeBenedictis and Michael P. Graham and each of them acting alone, his true and lawful attorney-in-fact, with full power of substitution, to execute and cause to be filed with the Securities and Exchange Commission pursuant to the requirements of the Securities Act of 1933, as amended, any and all amendments and post-effective amendments to this Registration Statement, and including any Registration Statement for the same offering that its to be effective upon filing pursuant to Rule 462(b) under the Securities Act, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.


Signature                                     Title                                  Date
---------                                     -----                                  ----
/s/ Nicholas DeBenedictis           Director, Chairman and Chief                December 15, 1997
------------------------------      Executive Officer (Principal
Nicholas DeBenedictis               Executive Officer)


/s/ Michael P. Graham               Senior Vice President -- Finance            December 15, 1997
------------------------------      and Treasurer (Principal Financial
Michael P. Graham                   and Accounting Officer)



/s/ John H. Austin, Jr              Director                                    December 15, 1997
------------------------------
John H. Austin, Jr

/s/ G. Fred DiBona                  Director                                    December 15, 1997
------------------------------
G. Fred DiBona

/s/ John W. Boyer, Jr.              Director                                    December 15, 1997
------------------------------
John W. Boyer, Jr.

/s/ Mary C. Carroll                 Director                                    December 15, 1997
------------------------------
Mary C. Carroll

/s/ Alan R. Hirsig                  Director                                    December 15, 1997
------------------------------
Alan R. Hirsig

/s/ Richard H. Glanton              Director                                    December 15, 1997
------------------------------
Richard H. Glanton

/s/ John F. McCaughan               Director                                    December 15, 1997
------------------------------
John F. McCaughan

/s/ Richard J. Smoot                Director                                    December 15, 1997
------------------------------
Richard J. Smoot

/s/ Harvey J. Wilson                Director                                    December 15, 1997
------------------------------
Harvey J. Wilson

                                INDEX TO EXHIBITS


Exhibit                                                           Sequentially
Number                             Exhibit                        Numbered Page
-------                            ------                         -------------
  5.1    -    Opinion of Morgan, Lewis & Bockius LLP

 23.1    -    Consent of Morgan, Lewis & Bockius LLP
              (included as part of Exhibit 5.1)

 23.2    -    Consent of KPMG Peat Marwick LLP